Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Endurance International Group Holdings, Inc. of our report dated August 8, 2019 relating to the financial statements of LTD Software, LLC., which appears in Endurance International Group Holdings, Inc.’s Current Report on Form 8-K dated September 16, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Aprio LLP

Matthews, NC

May 19, 2020